FOR IMMEDIATE RELEASE                                Direct Insite Corp.
                                                     80 Orville Drive
                                                     Bohemia, NY 11716
                                                     631-244-1500
                                                     631-563-8085 fax
Contact
Corporate:
Leigh Athans
Direct Insite Corp.
631.244.1500
leigh.athans@directinsite.com
-----------------------------

               DIRECT INSITE CORP. REPORTS Second QUARTER RESULTS
            Continued Revenue Growth and improved operating results

Bohemia, NY, August 19, 2003 - - Direct Insite Corp. (NASDAQ: DIRI) today announced its financial results for the three and six month periods ended June 30, 2003.

Revenue for the three month period ended June 30, 2003, was $2,070,000 which represents an increase of $88,000 when compared to $1,982,000 for the three months ended June 30, 2002. For the six month period ended June 30, 2003, revenue increased $773,000 when compared to the six month period ended June 30, 2002.

For the second quarter of 2003, the Company reported a net loss of $1,319,000 compared to a net loss of $1,717,000 for the second quarter of 2002. The Company reduced its net loss by $893,000 to $2,452,000, when compared to the six months ended June 30, 2002 net loss of $3,345,000. Basic and diluted loss per share was reduced to $0.33 for the three months ended June 30, 2003 compared to $0.46 loss per share for the three months ended June 30, 2002; and $0.62 loss per share for the six months ended June 30, 2003, compared to $0.99 loss per share for the six months ended June 30, 2002.

The results of Q 2 include costs incurred related to the implementation of the Company's cost reduction plan. While a large part of the plan's implementation occurred during Q 2, the full effects and positive impact of the plan will not occur until Q 3 and Q 4 of this year.

Direct  Insite CEO and  Chairman  of the Board  James A.  Cannavino  said,  "The
Company continues to generate revenue growth, improved operating results and sees strong demand for its business to business (B2B) electronic invoice offerings. We are focused on Invoices On Line Extended Edition (IOLeX), our Global emphasized Electronic Invoice Presentment and Payment (EIP&P) service offering, and are experiencing steady growth in the total numbers of invoices processed, the number of global corporate users, and continued expansion in the number of countries being served.

"Direct Insite continues to see the positive trend of increasing recurring revenue streams attributed to longer term contracts for IOLeX related services. Correspondingly, professional services related revenues generated in direct support of the longer term service contracts continue to grow. These two revenue sources serve to bring us closer to our ultimate goal of operating profitability and increasing shareholder value," noted Mr. Cannavino.

IOLeX enables our customers to present invoices to their largest customers, via the Internet, on a global basis in the local language and currency with all of the complex transaction detail and supporting documentation available at the click of a mouse Our customers have seen:

  --    improved customer satisfaction
  --    a substantial reduction in operating costs; and
  --    improved cash flow through a reduction in DSO ( Daily Sales Outstanding)

Direct Insite continues to expand the capabilities of IOLeX with enhanced user defined workflow features, expanded document management capabilities and additional languages. We intend to build on the global success of IOLeX by adding distribution partners that can help us take IOLeX to the international market.

"For the future, the Company will continue to implement a number of steps that, it believes, will create positive cash flow. These measures include securing distribution partners for IOLeX and its associated engineering services, continued development of the core IOLeX product offering with expansion planned in other geographic areas as well as continuing our cost containment program. By achieving these objectives, we believe that our year-over-year growth will continue for the foreseeable future," concluded Mr. Cannavino.

The financial information stated above and in the tables below has been abstracted from the Company's Form 10-QSB for the three and six months ended June 30, 2003, filed with the Securities and Exchange Commission on August 19, 2003, and should be read in conjunction with the information provided therein.


                        Summarized Financial Information

            Balance Sheet                              June 30, 2003            December 31, 2002
            -------------                              -------------            -----------------
                                                        (Unaudited)                 (Audited)
                                                        -----------                 ---------
            Total Current Assets                         $1,599,000                  $2,789,000
            Total Assets                                 $3,425,000                  $4,891,000
            Total Current Liabilities                    $3,001,000                  $3,007,000
            Total Shareholders' Equity                    $ 129,000                  $1,212,000

    Statement of Operations                  For The Three     For The Three      For The Six          For The Six
    -----------------------                  -------------     -------------      -------------        ------------
                                              Months Ended       Months Ended      Months Ended        Months Ended
                                              ------------       ------------      ------------        ------------
                                              June 30, 2003     June 30, 2002     June 30, 2003        June 30, 2002
                                              -------------     -------------     -------------        -------------
                                                Unaudited         Unaudited         Unaudited            Unaudited
                                              -------------     -------------     -------------        -------------
    Revenue                                       $2,070,000       $1,982,000         $4,269,000         $3,496,000
    Operating loss                                $1,125,000         $950,000         $2,120,000         $2,228,000
    Other expenses                                  $128,000         $767,000           $203,000         $1,117,000
    Preferred stock dividends                       $ 66,000           $--0--           $129,000             $--0--
    Net loss attributable to common               $1,319,000       $1,717,000         $2,452,000         $3,345,000
    s/holders
    Basic and Diluted loss per share                   $0.33            $0.46              $0.62              $0.99

Forward Looking Statements
--------------------------

All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy, and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this report, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.



About Direct Insite Corporation
-------------------------------

Direct Insite Corp operates primarily as an Application Service Provider, generally referred to as an ASP, providing a Global Electronic Invoice Presentment and Payment (EIP&P) solution targeted at large enterprise customers based on a "data centric" approach that improves the delivery and management of high volumes of invoice related data while providing a customer workflow system that better manages the complexity of the presentation, analysis, dispute resolution, approval and payment process that reduces the administrative and operating expenses for both "Biller" and "Payer" alike. We also provide managed services related to our patented technology, d.b.Express(TM), a management information tool that allows users to visually data mine large volumes of transactional data via the Internet and a complete Internet Customer Care tool set integrated with our EIP&P product set. Through its wholly owned subsidiary, Platinum Communications, Inc., the Company offers an integrated solution of order entry, workflow management, provisioning, and invoice verification for large enterprise clients, currently marketed under the trade name AMS sometimes referred to as TAMS.

Headquartered in Bohemia, NY, with offices in Dallas, TX, and Chicago, IL, Direct Insite Corp. employs a staff of 73. For more information about Direct Insite Corp. call (631) 244-1500 or visit our web site at www.directinsite.com.